Exhibit 99.1

Post Holdings and BellRing Brands Announce Closing of BellRing’s Initial Public

Offering and Full Exercise of Underwriters’ Option to Purchase Additional Shares

St. Louis – October 21, 2019 - Post Holdings, Inc. (NYSE:POST) (“Post”) and BellRing Brands, Inc. (NYSE:BRBR) (“BellRing”) today announced the closing of BellRing’s previously announced initial public offering of 39,428,571 shares of BellRing’s Class A common stock at a price to the public of $14.00 per share, including the exercise in full by the underwriters of their option to purchase 5,142,857 additional shares. Upon completion of the offering, Post owns approximately 71% of BellRing. BellRing’s Class A common stock began trading on October 17, 2019 on the New York Stock Exchange under the symbol “BRBR”.

Morgan Stanley & Co. LLC, Citigroup, J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC acted as the lead bookrunning managers for the offering. BofA Merrill Lynch, Barclays Capital Inc., BMO Capital Markets Corp., Credit Suisse Securities (USA) LLC, Evercore Group L.L.C., Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC acted as bookrunning managers. HSBC Securities (USA) Inc., Nomura Securities International, Inc., PNC Capital Markets LLC, Rabo Securities USA, Inc. and UBS Securities LLC acted as co-managers for the offering.

This offering was made only by means of a prospectus. A copy of the final prospectus may be obtained from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, Second Floor, New York, New York 10014; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Ave., Edgewood, NY 11717, or by telephone at (800) 831-9146; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; or Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, or by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction.

About Post Holdings, Inc.

Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company operating in the center-of-the-store, refrigerated, foodservice, food ingredient and convenient nutrition food categories. Through its Post Consumer Brands business, Post is a leader in the North American ready-to-eat cereal category offering a broad portfolio including recognized brands such as Honey Bunches of Oats®, Pebbles™, Great Grains® and Malt-O-Meal® bag cereal as well as private label products. Post also is a leader in the United Kingdom ready-to-eat cereal category with the iconic Weetabix® brand. As a leader in refrigerated foods, Post delivers innovative, value-added egg and refrigerated potato products to the foodservice channel and the retail refrigerated side dish category, offering side dishes and egg, sausage and cheese products through the Bob Evans®, Simply Potatoes®, All Whites®, Better’n Eggs® and Crystal Farms® brands. Post’s majority owned BellRing Brands business is a holding company operating in the global convenient nutrition category through its primary brands of Premier Protein®, PowerBar® and Dymatize®. Post participates in the private brand food category through its investment with Thomas H. Lee Partners in 8th Avenue Food & Provisions, a leading, private brand centric, consumer products holding company.

About BellRing Brands, Inc.

BellRing Brands, Inc. is a holding company operating in the global convenient nutrition category. Its primary brands, Premier Protein®, Dymatize® and PowerBar®, comprise all major product forms, including ready-to-drink protein shakes, powders and nutrition bars, and are distributed across channels including club, food, drug, mass, eCommerce, convenience and specialty.

Contact:

Investor Relations

Jennifer Meyer

jennifer.meyer@postholdings.com

(314) 644-7665

Media Relations

Lisa Hanly

lisa.hanly@postholdings.com

(314) 665-3180

2